                                   EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES
          DETAIL OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK



                                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                             ------------------------------------------------------------
                                                                   1999                                      1998
                                                     Income     Shares         Per-Share      Income           Shares    Per-Share
                                                  (Numerator)  (Denominator)    Amount       (Numerator)   (Denominator)  Amount
                                                  -----------  -------------   ---------     -----------   -------------  --------
                                                                (In Thousands, Except per Share Amounts)


Income from continuing operations                   $ 28,680                                  $ 22,815
Less: preferred stock dividends                          104                                       109
                                                    --------                                  --------
Basic Earnings Per Share                              28,576       49,157        $ 0.59         22,706        50,071      $ 0.45
                                                                                 ------                                   ------

Effect of Dilutive Securities:
Stock options                                                         405                                        887

Convertible preferred stock                              104          249                          109           258

6% convertible debentures                                             (A)                                        (A)

5 3/4% convertible debentures                                         (A)                                        (A)
                                                    --------       ------                     --------        ------

Diluted Earnings per Share                          $ 28,680       49,811        $ 0.58       $ 22,815        51,216       $ 0.45
                                                    --------       ------        ------       --------        ------       ------
Discontinued operations
Basic                                               $   (883)      49,157        $(0.02)      $ 44,100        50,071       $ 0.88
                                                    --------       ------        ------       --------        ------       ------
Diluted                                             $   (883)      49,811        $(0.02)      $ 44,100        51,216       $ 0.86
                                                    --------       ------        ------       --------        ------       ------
Cumulative effect of change in accounting
principle
Basic                                               $ (3,820)      49,157        $(0.08)
                                                    --------       ------        ------
Diluted                                             $ (3,820)      49,811        $(0.08)
                                                    --------       ------        ------



(A) Anti-dilutive






     Note:
         Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

         Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. The computation provides for the elimination of related convertible debenture interest and preferred dividends.

                                   EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES
     DETAIL OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK









                                                                        FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                                             ------------------------------------------------------------
                                                                     1999                                      1998
                                                     Income     Shares         Per-Share      Income           Shares    Per-Share
                                                  (Numerator)  (Denominator)    Amount       (Numerator)   (Denominator)  Amount
                                                  -----------  -------------   ---------     -----------   -------------  --------
                                                                (In Thousands, Except per Share Amounts)

Income from continuing operations                  $  8,353                                  $14,059
Less: preferred stock dividends                          34                                       36
                                                   --------                                  -------
Basic Earnings Per Share                              8,319       49,382        $ 0.17        14,023         49,653        $ 0.28
                                                                                ------                                     ------

Effect of Dilutive Securities:

Stock options                                                        218                                        575

Convertible preferred stock                              34          246                          36            255

6% convertible debenture                                             (A)                                         (A)

5 3/4% convertible debentures                                        (A)                                         (A)
                                                   --------       ------                     -------         ------
Diluted Earnings per Share                         $  8,353       49,846        $ 0.17       $14,059         50,483        $ 0.28
                                                   --------       ------        ------       -------         ------        ------
Discontinued operations
Basic                                              $(16,069)      49,382        $(0.33)      $14,096         49,653        $ 0.29
                                                   --------       ------        -------      -------         ------        ------
Diluted                                            $(16,069)      49,382        $(0.33)      $14,096         50,483        $ 0.28
                                                   --------       ------        -------      -------         ------        ------










(A) Anti-dilutive